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                                                                    EXHIBIT 99.1

                Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002





In connection with the Quarterly Report of Transcontinental Realty Investors, Inc. (the "Company"), on Form 10-Q/A for the period ended June 30, 2002, as filed with Securities Exchange Commission on the date hereof (the "Report"), I, Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer, Principal Financial and Accounting Officer and Acting Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:    March 4, 2003                        /s/ Ronald E. Kimbrough
     -----------------------                -----------------------------------
                                            Ronald E. Kimbrough
                                            Executive Vice President
                                            and Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer and
                                             Acting Principal Executive Officer)